UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a special meeting held on April 17, 2014, the Board of Directors (the “Board”) of Capella Holdings, Inc., a Delaware corporation (“Holdings”), approved the Capella Holdings, Inc. 2014 Stock Option Plan (the “2014 Plan”), which supersedes and replaces the Capella Holdings, Inc. 2006 Stock Option Plan. Capella Healthcare, Inc., a Delaware corporation (the “Company”), is wholly-owned by Holdings.

The 2014 Plan permits the Board of Directors of Holdings to grant nonqualified stock options (the “Options”) for the purchase of Holdings common stock, par value $0.01 per share (“Common Shares”), to certain directors, officers, key employees and other key service providers of Holdings, including the Company’s directors, executive officers and other key personnel. A maximum of 90,527,602 Common Shares are available for issuance upon the exercise of the Options, subject to any adjustments resulting from a reorganization, recapitalization, stock dividend, stock split, combination, or other reclassification affecting the Common Shares.

The 2014 Plan is administered by a committee of the Board of Directors of Holdings (the “Committee”), or by the Board if for any reason the Committee shall not have been appointed by the Board of Directors. The Committee has the sole and complete authority to determine who will receive options, the type of Options granted, and the number of shares subject to each Option. The Committee also determines the exercise price, expiration dates and other material features and restrictions of any Option grant. All expenses associated with the administration of the 2014 Plan shall be borne by Holdings. The Committee may delegate any of its authority under the 2014 Plan as it deems appropriate.

The Committee may, at any time, suspend or terminate the 2014 Plan or any portion thereof and may amend it from time to time in any such respects as the Committee may deem advisable. However, no amendment shall be made without the approval of the stockholders of Holdings, to the extent such approval is required by law, agreement, or the rules of any exchange upon which Common Shares are listed. Additionally, no amendment, suspension or termination shall impair the rights of any Option holders without the consent of such holders. No amendment that increases the maximum number of shares of Common Shares with respect to the number of Options that may be granted and that may be issued upon the exercise thereof shall be effective without the approval of GTCR Fund VIII, L.P.

The preceding description of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 99.1	The Capella Holdings, Inc. 2014 Stock Option Plan

Exhibit 99.2	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	The Capella Holdings, Inc. 2014 Stock Option Plan

99.2	Form of Option Agreement